Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intersil Corporation (“Intersil”), that the amendment on Form 10-Q/A to the quarterly report of Intersil on Form 10-Q for the quarterly period ended April 2, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Intersil.

Date: May 17, 2010	By:	/s/ David B. Bell
David B. Bell
President & Chief Executive Officer

Date: May 17, 2010	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Chief Financial Officer

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